EXHIBIT (g)(1)

GLOBAL CUSTODY AGREEMENT

For Foreign and Domestic Securities

This Custodian Agreement (“Agreement”) is made as of November 29, 2012 by and between ALPS Series Trust (“Principal”) and Union Bank, N.A. (“Custodian”).

WHEREAS, the Custodian is a bank meeting the qualifications required by Section 17(f)(1) of the Act to act as custodian of the portfolio securities and other assets of investment companies; and

WHEREAS, Principal wishes to retain the Custodian to act as custodian of its portfolio securities and other assets, and the Custodian has indicated its willingness to so act;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. DEFINITIONS Certain terms used in this Agreement are defined as follows:

1.1. “Account” means, collectively, each account maintained by Custodian on behalf of Principal with respect to a particular Portfolio (defined below) pursuant to Paragraph 4 of this Agreement.

1.2. “Act” means the Investment Company Act of 1940, as amended, and the rules and regulations adopted by the U.S. Securities and Exchange Commission (“SEC”) thereunder, including §270.17f-4, §270.17f-5 and §270.17f-7, all as may be amended from time to time.

1.3. “Board” means the Board of Trustees or the Board of Directors of Principal.

1.4. “Depository” means both any “securities depository” within the meaning of §270.17f-4 of the Act and any Eligible Securities Depository

1.5. “Eligible Foreign Custodian” means an entity that is incorporated or organized under the laws of a country other than the United States and that is a Qualified Foreign Bank, as defined in §270.17f-5(a)(5) of the Act.

1.6. “Eligible Securities Depository”, (“Depository”, or collectively “Depositories”) means a system for the central handling of securities as defined in §270.17f-7(b)(1) of the Act.

1.7. “Emerging Market” means each market so identified in Appendix A attached hereto.

1.8. “Foreign Account” means an Account in which Foreign Currencies or Securities are held by the Custodian for the benefit of clients whether in comingled accounts or accounts designated for each beneficial owner as is required under the regulatory jurisdiction where the Foreign Account is established.

1.9. “Foreign Assets” has the meaning provided in §270.17f-5(a)(2) of the Act.

1.10. “Foreign Currency” (“Currencies”) means any currency or any composite currency unit issued by a government or entity other than the United States Department of Treasury.

1.11. “Foreign Market” means each market so identified in Appendix A attached hereto.

1.12. “Portfolio” means each separate series of the Principal identified in Schedule I hereto, as may be amended from time to time.

© Union Bank, N.A. (2012_0701)	Page 1 of 24

[Type text]	EXHIBIT (g)(1)

1.13. “Sub-Custodian” means an entity, including an Eligible Foreign Custodian and Domestic Sub-Custodian, which Custodian retains to hold Securities.

1.14. “Global Sub-Agent Network” (“Sub-Agent Network” or “Sub-Agents”) means any Sub-Custodian located in the United States (the “Domestic Sub-Custodian”), and any sub-agents located in the countries and markets where Eligible Foreign Sub-Custodians and Eligible Foreign Depositories are maintained by Custodian or any Sub-Custodian located in the United States which utilizes a Sub-Agent Network on behalf of Custodian.

1.15. “Governing Documents” means, with respect to each of the Portfolios, (i) the declaration of trust or other constituting document of the Principal of which the Portfolio is a series, (ii) the currently effective prospectus under the Securities Act, (ii) the most recent statement of additional information, and (iii) a certified copy of the Board’s authorizing resolutions or minutes approving the engagement of the Custodian to act as custodian of the Securities.

1.16. “Investment Manager” or “Manager” means an investment advisor or manager identified by Principal in a written notice to Custodian as having the authority to direct Custodian regarding the management, acquisition, or disposition of Securities.

1.17. “Monitoring System” means the policies and procedures established by Custodian to fulfill its duties to monitor the custody risks associated with maintaining Securities with a Sub-Custodian or Depository on a continuing basis, pursuant to this Agreement.

1.18. “Securities” means securities as defined in §2(a)(36) of the Act together with cash or any currency or other property of Principal and all income and proceeds of sale of such securities or other property of Principal that are held by Custodian in the Account.

1.19. “Securities Act” means the Securities Act of 1933, as amended.

2. APPOINTMENT

2.1. Principal hereby appoints the Custodian as the custodian of the Securities of each of the Portfolios.

2.2. Principal has provided the Custodian with a copy of its Governing Documents, and will provide the Custodian with a copy of amendments, supplements and modifications thereof from time to time.

2.3. The Custodian hereby accepts appointment as custodian of the Securities of Principal and agrees to perform the duties of such custodian in accordance with the provisions of this Agreement.

3. REPRESENTATIONS AND ACKNOWLEDGEMENTS

3.1. Power to Enter Agreement. Principal represents that, with respect to each Account, Principal is authorized to enter into this Agreement and to retain Custodian on the terms and conditions and for the purposes described herein.

3.2. Foreign Custody Manager. The custodian agrees to serve as Principal’s “Foreign Custody Manager” as defined in Rule §270.17f-5(a)(3) of the Act, in respect of Principal’s Foreign Assets held from time to time by the Custodian with any Sub-Custodian that is an Eligible Foreign Custodian or with any Eligible Securities Depository.

3.3. Custodian’s Sub-Agent Network. Principal hereby acknowledges receiving appropriate notice of Custodian’s selection of the use of those Eligible Foreign Custodians and Eligible Securities Depositories that are identified in Appendix A of this Agreement.

3.4. Eligibility under the Act. Custodian represents that (i) it is organized under the laws of the United States and has its principal place of business in the United States; (ii) is a bank within the meaning of §202(a)(2) of the Investment Advisers Act of 1940, as amended, and §2(a)(5) of the Act; (iii) has equity capital in excess of $1 million; and (iv) has the authority to enter into this Agreement and to perform the obligations hereunder.

© Union Bank, N.A. (2012_0701)	Page 2 of 24

[Type text]	EXHIBIT (g)(1)

4. ESTABLISHMENT OF ACCOUNT

Custodian shall open and maintain, on behalf of each Portfolio, a separate Account or Accounts in the name of Principal ,shall hold in such Account or Accounts, subject to the provisions hereof, all Securities received by it from or for the Account of the Principal with respect to such Portfolio, and shall keep such assets segregated from assets of another Portfolio. Custodian, in its sole discretion, may reasonably refuse to accept any property now or hereafter delivered to it for inclusion in the Account. Principal shall be notified promptly of such refusal and any such property shall be immediately returned to Principal. Custodian shall be under no duty to take any action hereunder on behalf of the Principal except as specifically set forth herein or as may be specifically agreed to by Custodian and the Principal in a written amendment hereto.

5. CUSTODY AND REGISTRATION

Subject to the terms of this Agreement, Custodian shall be responsible for the safekeeping and custody of the Securities. Custodian may (i) maintain possession of all or any portion of the Securities, including possession in a foreign branch or other office of Custodian; or (ii) retain, in accordance with this Paragraph 5 and Paragraph 6 of this Agreement, one or more Sub-Custodians to hold all or any portion of the Securities. Custodian and any Sub-Custodian may, in accordance with this Paragraph 5 and Paragraph 6 of this Agreement, deposit definitive or book-entry Securities with one or more Depositories.

5.1. Identification of Securities. Custodian shall ensure the Securities are at all times properly identified as being held for the appropriate Account. Custodian shall segregate physically the Securities from other securities owned by Custodian. Custodian shall not be required to segregate physically Securities held from other securities or property held by Custodian for third parties as custodian or other representative capacity, but Custodian shall maintain adequate records showing the true ownership of the Securities.

5.2. Use of Depositories and Sub-Custodians. Custodian may, in its discretion, deposit any Securities which, under applicable law, are eligible to be so deposited in a Depository or Sub-Custodian account. Securities and Foreign Currencies held by a Sub-Custodian or Depository will be held subject to the rules, terms and conditions of such securities markets or securities depositories. If Custodian deposits Securities with a Sub-Custodian or Depository, Custodian shall maintain adequate records showing the identity and location of the Sub-Custodian or Depository, the Securities held by the Sub-Custodian or Depository and each account to which such Securities belong. With respect to Securities that are held for Custodian or any Sub-Custodian at a Depository, as defined in of §270.17f-4 of the Act, Custodian shall satisfy or cause the Sub-Custodian to satisfy the requirements of §270.17f-4 of the Act.

5.3. Use of Nominees. Custodian shall have the right to hold or cause to be held all Securities in the name of the Custodian, or for any Sub-Custodian or Depository, or in the name of a nominee of any of them as Custodian shall determine to be appropriate under the circumstances.

5.4. Foreign Currency Deposits. The Custodian may in accordance with customary practices hold any currency in which any cash is denominated on deposit, and effect transaction relating thereto, through an account with an affiliate of Union Bank, or Sub-Custodian or Depository in the country where such currency is the lawful currency or in other countries where such currency may be lawfully held on deposit.

5.5. Transferability and Convertibility of Currency. Custodian shall have no liability for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may affect the transferability, convertibility, or availability of any currency in the countries where such Foreign Accounts are maintained and in no event shall Custodian be obligated to substitute another currency for a currency whose transferability, convertibility, or availability has been affected by such law, regulation or event. To the extent that any such law, regulation or event imposes a cost or charge upon Custodian in relation to the transferability, convertibility, or availability of any such currency, such cost or charge shall be for the Account.

5.6. Delivery of Securities. If Principal or Investment Manager directs Custodian to deliver assets, certificates or other physical evidence of ownership of Securities to any broker or other party, other than a Sub-Custodian or Depository employed by Custodian for purposes of maintaining the Account, Custodian’s sole responsibility shall be to exercise care and diligence in effecting the delivery as instructed by Principal or Manager. Upon completion of the delivery, Custodian shall be discharged completely of any further liability or responsibility with respect to the safekeeping and custody of Securities so delivered.

© Union Bank, N.A. (2012_0701)	Page 3 of 24

[Type text]	EXHIBIT (g)(1)

5.7. Transferability of Securities. Except as otherwise provided under this Agreement or as the parties may otherwise agree, Custodian shall ensure that (i) the Securities will not be subject to any right, charge, security interest, lien, or claim of any kind in favor of Custodian or any Sub-Custodian or any person claiming through any of them except for Custodian’s expenses relating to the Securities’ safe custody or administration or other services made available under contractual agreements to Account by Custodian, and in the case of cash deposits at an Eligible Foreign Custodian, liens or rights in favor of the creditors of the Eligible Foreign Custodian arising under bankruptcy, insolvency, or similar laws, and (ii) the beneficial ownership of the Securities will be freely transferable without the payment of money or value other than for safe custody or administration.

5.8. Access to Account Records. Principal or its designee, shall have access, upon reasonable prior notice to Custodian, during regular business hours to the books and records relating to the Accounts, or shall be given confirmation of the contents of the books and records, maintained by Custodian or any Sub-Custodian holding Securities hereunder to verify the accuracy of such books and records. Custodian shall notify Principal promptly of any applicable law or regulation in any country where Securities are held that would restrict such access or confirmation.

6. SELECTION AND MONITORING OF GLOBAL SUB-AGENT NETWORK

Upon written notice to Principal, as provided in Subparagraph 6.3 of this Agreement, Custodian may from time to time select one or more Domestic Sub-Custodians and Eligible Foreign Custodians and, subject to the provisions of Subparagraph 6.5, one or more Eligible Securities Depositories, to hold Securities hereunder.

6.1. Governing Sub-Agent Agreement. Any relationship Custodian establishes with an Eligible Foreign Custodian with respect to Securities shall be governed by a written contract providing for the reasonable care of Securities based on the standards specified in section §270.17(f)-5(c)(1) of the Act, and including the provisions set forth in sections §270.17(f)-5(c)(2)(i)(A) through (F) of the Act, or provisions which Custodian determines provide the same or greater protection of Principal’s Securities.

6.2. Sub-Agent Network Selection.

6.2.1. Foreign Sub-Custodian. In selecting an Eligible Foreign Custodian on behalf of Custodian, the Domestic Sub-Custodian shall exercise reasonable care, prudence and diligence and shall consider whether the Securities will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, including (i) the Eligible Foreign Custodian’s practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices; (ii) the Eligible Foreign Custodian’s financial strength, general reputation and standing in the country in which it is located, its ability to provide efficiently the custodial services required, and the relative cost of such services; and, (iii) whether the Eligible Foreign Custodian has branch offices in the United States, or consents to service of process in the United States, in order to facilitate jurisdiction over and enforcement of judgments against it.

6.2.2. Securities Depository. In selecting an Eligible Securities Depository, Custodian shall exercise reasonable care, prudence, and diligence in evaluating the custody risks associated with maintaining Securities with the Eligible Securities Depository under Custodian’s custody arrangements with any relevant Eligible Foreign Custodian and the Eligible Securities Depository.

6.3. Notices to Principal. Custodian shall give written notice to Principal of the deposit of Securities with an Eligible Foreign Custodian or, directly or through an Eligible Foreign Sub-Custodian, with an Eligible Securities Depository. The notice shall identify the Eligible Foreign Custodian or Eligible Securities Depository and shall include reasonably available information relied on by Custodian in making the selection.

6.4. Monitoring of Sub-Agent Network. Custodian shall monitor under its Monitoring System the appropriateness of the continued custody or maintenance of Principal’s Securities with each Domestic Sub-Custodian and their Global Network of Eligible Foreign Custodian or Eligible Securities Depository.

© Union Bank, N.A. (2012_0701)	Page 4 of 24

[Type text]	EXHIBIT (g)(1)

6.4.1. Custodian shall evaluate and determine at least annually the continued eligibility of its Domestic Sub-Custodian and each Eligible Foreign Custodian and Eligible Securities Depository approved by Principal to act as such hereunder. In discharging this responsibility, Custodian shall (i) monitor on a continuing basis the services and reports provided by its Domestic Sub-Custodian for each of its Eligible Foreign Custodians or Eligible Securities Depositories; (ii) at least annually, obtain and review the periodic reports published by its Domestic Sub-Custodian confirming the Domestic Sub-Custodian’s review of the continued eligibility of each Foreign Sub-Custodian and Foreign Securities Depository;, and, (iii) review periodic reports related to the Domestic Sub-Custodian’s periodic physical inspections of the operations of each Eligible Foreign Custodian or Eligible Securities Depository as deemed appropriate.

6.4.2. Custodian shall provide to the Board annually and at such other times as the Board may reasonably request based on the circumstances of the Principal’s foreign custody arrangements, written reports notifying the Board of the placement of Securities of Principal with a particular Domestic Sub-Custodian or a particular foreign Eligible Foreign Custodian within a Foreign Market or an Emerging Market and of any material change in the arrangements (including any material changes in any contracts governing such arrangements or any material changes in the established practices or procedures of Depositories) with respect to Securities of the Principal held by the Eligible Foreign Custodian.

6.4.3. If Custodian determines that (i) any Eligible Foreign Custodian or Eligible Securities Depository no longer satisfies the applicable requirements described in Subparagraph 1.4 of this Agreement (in the case of an Eligible Foreign Custodian) or Subparagraph 1.5 of this Agreement (in the case of an Eligible Securities Depository); or, (ii) any Eligible Foreign Custodian or Eligible Securities Depository is otherwise no longer capable or qualified to perform the functions contemplated herein; or, (iii) any change in a contract with a Eligible Foreign Custodian or any change in established Eligible Securities Depository or market practices or procedures shall cause a custody arrangement to no longer meet the requirements of the Act, Custodian shall promptly give written notice thereof to Principal. The notice shall either indicate Custodian’s intention to transfer Securities held by the removed Eligible Foreign Custodian or Eligible Securities Depository to another Eligible Foreign Custodian or Eligible Securities Depository previously identified to Principal, or include a notice pursuant to Subparagraph 6.4 of this Agreement of Custodian’s intention to deposit Securities with a new Eligible Foreign Custodian or Eligible Securities Depository, in either instance such transfer of Securities to be effected as soon as reasonably practical.

6.5. Compulsory Depositories. Notwithstanding the foregoing sub-sections of this Paragraph 6, Custodian shall have no responsibility for the selection or monitoring of any Eligible Securities Depository or Eligible Securities Depository’s agent (“Compulsory Depository”) (i) the use of which is mandated by law or regulation; (ii) because securities cannot be withdrawn from the depository; or (iii) because maintaining securities outside the securities depository is not consistent with prevailing market practices in the relevant market; provided however, that Custodian shall notify Principal if Principal has directed a trade in a market containing a Compulsory Depository, so Principal and, as applicable, Investment Manager, shall have an opportunity to determine the appropriateness of investing in such market.

6.6. Assessment of Custody Risk. Principal and Custodian agree that, for purposes of this Paragraph 6, Custodian’s determination of appropriateness shall only include custody risk, and shall not include any evaluation of “country risk” or systemic risk associated with the investment or holding of assets in a particular country or market, including, but not limited to (i) the use of Compulsory Depositories, (ii) the country’s or market’s financial infrastructure, (iii) the country’s or market’s prevailing custody and settlement practices, (iv) risk of nationalization, expropriation or other governmental actions, (v) regulation of the banking or securities industries, (vi) currency controls, restrictions, devaluation or fluctuation, and (vii) country or market conditions which may affect the orderly execution of securities transactions or affect the value of the transactions. Principal and Custodian further agree that the evaluation of any such country and systemic risks shall be solely the responsibility of Principal and the Investment Manager.

7. TRANSACTIONS

7.1. Instructions and Immediately Available Funds. Principal, or where applicable, the Investment Manager, is responsible for ensuring that Custodian receives timely instructions and sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictates. As used herein, “sufficient immediately available funds” shall mean either (a) sufficient cash denominated in the currency of Principal’s home jurisdiction to purchase the necessary foreign currency, or (b) sufficient applicable foreign currency, to settle the transaction. If Custodian does not receive such timely instructions and/or immediately available funds, Custodian shall have no liability of any kind to any person, including Principal, for failing to effect settlement. However, Custodian shall use reasonable efforts to effect settlement as soon as possible after receipt of appropriate instructions. Unless otherwise specified by Principal or Manager, foreign exchange transactions will be processed according to the instructions in Appendix B.

© Union Bank, N.A. (2012_0701)	Page 5 of 24

[Type text]	EXHIBIT (g)(1)

7.2. Customary or Established Settlement Practices. Principal and Manager acknowledge settlement of and payment for Securities received for and delivered from the Account may be made in accordance with the customary or established securities trading and securities processing practices in the market in which the transaction occurs. Principal understands that when Custodian is instructed to deliver Foreign Securities or Foreign Currencies against payment, delivery of such Foreign Securities and Foreign Currencies and receipt of payment therefore may not be completed simultaneously. Principal assumes full responsibility for all credit risks involved in connection with Custodian’s delivery of Foreign Securities or Foreign Currencies pursuant to instructions of Principal or Manager.

7.3. Additions to and Withdrawals from Account. Custodian shall make all additions and withdrawals of Securities to and from this Account only upon receipt of and pursuant to written instructions from Principal or Manager.

7.4. Purchase or Sales. Principal or Manager from time to time may instruct Custodian regarding the purchase or sale of Securities in accordance with this paragraph 7.4.

7.5. Purchases. Custodian shall settle purchases by charging the Account with the amount necessary to make the purchase and effecting payment to the seller or broker for the Securities. Custodian shall have no liability of any kind to any person, including Principal, if Custodian effects payment on behalf of the Account, and the settler or broker specified by Manager fails to deliver the Securities purchased. Custodian shall exercise such ordinary care and diligence as would be employed by a reasonably prudent custodian in examining and verifying the certificates or other indicia of ownership of the Securities purchased before accepting them, except with respect to assets described in Paragraph 7.7.

7.6. Sales. Custodian shall settle sales by delivering certificates or other indicia of ownership of the Securities, and as instructed, shall receive cash for such sales. Custodian shall have no liability of any kind to any person, including Principal, if Custodian exercises due diligence and delivers such certificates or indicia of ownership and the purchaser or broker fails to effect payment.

7.7. Depository Settlement. If a purchase or sale is settled through a Sub-Custodian or Depository, Custodian shall exercise such ordinary care and diligence as would be employed by a reasonably prudent custodian in verifying proper consummation of the transaction by the Sub-Custodian or Depository.

7.8. Income and Principal. Custodian or its designated Sub-Agents are authorized, as Principal’s agent, to surrender against payment maturing obligations and obligations called for redemption, and to collect and receive payments of interest and principal, dividends, warrants, and other things of value in connection with Securities. Absent written instructions from Principal or Manager, funds will remain in the currency of collection upon receipt of payment.

7.9. Foreign Currency Transactions. At the direction of Principal or the Investment Manager, as the case may be, Custodian shall convert currency in the Account to other currencies through customary channels including, without limitation, Custodian or any of its affiliates or Sub-Custodian Network, as shall be necessary to effect any transaction directed by Principal or the Investment Manager. If Principal or Investment Manager gives Custodian standing instructions to execute foreign currency exchange transactions on Principal’s behalf such transactions will be performed in accordance with the FX Standing Instructions Defined Spread Service Level Document as amended from time to time.

7.10. Taxes. Custodian shall pay or cause to be paid from the Account all taxes and levies in the nature of taxes imposed on the Account or the Foreign Securities thereof by any country. Custodian will use reasonable efforts to give the Principal or Manager, as the case may be, advance notice of the imposition of such taxes. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Principal or the Custodian as custodian of the Principal by the tax law of the United States or of any state or political subdivision thereof or any foreign jurisdiction. The sole responsibilities of the Custodian with regard to such tax law shall be to use reasonable efforts to effect the withholding of local taxes and related charges with regard to market entitlement/payment in accordance with local law and subject to local market practice or custom and to assist the Principal with respect to any claim for exemption or refund under the tax law of countries for which such Principal as provided such information. Except as specifically provided in this Agreement or otherwise agreed to in writing by the Custodian, the Custodian shall have no independent obligation to determine the tax obligations now or hereafter imposed on the Principal by any taxing authority or to obtain or provide information relating thereto, and shall have no obligation or liability with respect to such tax obligations.

© Union Bank, N.A. (2012_0701)	Page 6 of 24

[Type text]	EXHIBIT (g)(1)

7.11. Foreign Tax Reclamation. Custodian shall use reasonable efforts to obtain refunds of taxes withheld on Foreign Securities or the income thereof that are available under applicable tax laws, treaties and regulations subject to Principal’s provision of all documentation and certifications as required by U.S. and foreign tax authorities to establish the eligibility of Principal for tax reclamation under applicable law or treaty. Principal hereby agrees to indemnify and hold harmless Custodian and its agents in respect to any liability arising from any under withholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of Principal, its successor and assignees, notwithstanding the termination of this agreement. The Custodian is authorized to disclose any information required by any such tax or other governmental authority in relation to processing any claim for exemption from or reduction or refund of any taxes relating to the Principal’s transactions and holdings.

7.12. Collection Obligations. Custodian shall diligently collect income and principal of Securities which the Custodian has received actual notice in accordance with normal industry practices. However, Custodian shall be under no obligation or duty to take any action to effect collection of any amount if the Securities upon which such amount is payable is in default, or if payment is refused after due demand. Custodian shall notify Principal and Manager promptly of such default or refusal to pay. Custodian shall have no duty to file or pursue any bankruptcy or class action claims with respect to Account, unless indemnified by Principal in manner and amount satisfactory to Custodian provided however, unless Principal directs otherwise, Custodian will use its best efforts to file claims in class actions and pay any recovery to account, net of Bank’s fees as disclosed in the fee schedule.

7.13. Capital Changes. Custodian may, without further instruction from Principal or Manager, exchange temporary certificates and may surrender and exchange Securities for other securities in connection with any reorganization, recapitalization or similar transaction in which the owner of the Securities is not given an option. Custodian has no responsibility to effect any such exchange unless it has received notice of the event permitting or requiring such exchange at the office of Custodian’s designated agents.

7.14. Fractional Interest. Custodian shall receive and retain all stock distributed by a corporation as a dividend, stock split, or otherwise and, in connection therewith, any fractional shares unless otherwise instructed or without authorization to sell.

7.15. Delivery of Instructions and Funds. Instructions and Funds shall be directed to Custodian or Custodian’s Domestic Sub-Custodian, as applicable with respect to the foregoing.

8. CREDITS TO ACCOUNT

8.1. Payment. Custodian may as a matter of bookkeeping convenience or by separate agreement with the Principal, credit the account with the proceeds from the sale, redemption or other disposition of Securities or interest or dividends or other distributions payable on Securities prior to its actual receipt of final payment; therefore, all such credits shall be conditional until the Custodian’s actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be final until Custodian receives immediately available funds under which applicable local law; rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction. Principal acknowledges and agrees that any currency risk associated with such credits will be born by Principal.

8.2. Emerging Market Settlement Dates. Notwithstanding the foregoing Paragraph 8.1, Principal understands and agrees that settlement of Securities transactions is available only on settlement date basis in certain Emerging Markets, which are identified in Appendix A, as amended from time to time.

8.2.1. Cash Deposits. For Emerging Markets with restricted settlement conditions, cash of any currency deposited or delivered to the Account shall be available for use by Principal or Investment Manager only on the business day on which actual receipt of final payment and funds of good value are available to Sub-Custodian in the Account.

© Union Bank, N.A. (2012_0701)	Page 7 of 24

[Type text]	EXHIBIT (g)(1)

8.2.2. Securities. For Emerging Markets with restricted settlement conditions, Securities deposited or delivered to the Account shall be available for use by Principal or Investment Manager only on the business day on which such Securities are held in the nominee name or are otherwise subject to the control of, and in a form for good delivery by, the Sub-Custodian.

9. OVERDRAFT AND INDEBTEDNESS

9.1. Advance Funds. If Custodian advances funds to or for the benefit of an Account in connection with the settlement of securities or currency transactions or other activity in the Account including overdrafts or other indebtedness incurred in connection with the settlement of securities transactions, maturity or income payments or funds transfers, Principal agrees, with respect only to the assets of the Portfolio in question, to reimburse Custodian on demand the amount of the advance or overdraft and all related fees as established in Custodian’s published fee schedule. Principal will bear the risk from any currency valuation differences associated with Principal’s reimbursement obligations to Custodian. Custodian shall also have the right to utilize any cash in the Account in order to obtain reimbursement hereunder and to setoff Custodian’s obligations with respect to any deposits or credit balances in the Account against any obligation of Principal hereunder, in each instance with respect only to the assets of the Portfolio in question.

9.2. Repayment. To the extent permissible by applicable law, in order to secure repayment of each particular Portfolio’s Account’s obligations to Custodian hereunder, Principal hereby pledges and grants to Custodian a continuing lien and security interest in, and right of set-off against, all of Principal’s right, title and interest in and to (a) the respective Portfolio’s Accounts in Principal’s name and the Securities, money and other property now or hereafter held in such Accounts (including proceeds thereof); (b) each applicable Portfolio’s Account in respect of which or for whose benefit the advance or overdraft relates and the Securities, money and other property now or hereafter held in such Accounts, including proceeds thereof. In this regard, Custodian shall be entitled to all the rights and remedies of a pledgee and secured creditor under applicable laws, rules or regulations as then in effect. Principal authorizes the Custodian, in the Custodian’s sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon, against any balance of the applicable Portfolio standing to the credit of the Principal on the Custodian’s books. In addition, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio’s Securities to the extent necessary to obtain reimbursement. Notwithstanding any other provision of this Agreement, Custodian hereby (i) consents to the ability of Principal, on behalf of each Portfolio, to enter into one or more indebtedness arrangements to the maximum extent permissible under Section 18 of the Investment Company Act of 1940 and the rules and administrative guidance thereunder and (ii) upon written request of the Principal (in its sole and absolute discretion) on behalf of any such Portfolio, agrees to engage in best efforts to immediately, fully and completely subordinate any and all liens and security interests created under this Section relating to such Portfolio to each such indebtedness arrangement and any liens and security interests created thereunder, including but not limited to, taking any action necessary or appropriate (in the Prinicpal’s sole and absolute discretion) to evidence such subordination.

10. CORPORATE ACTIONS, PROXIES AND LITERATURE

10.1. Corporate Actions. Custodian shall notify Manager of the receipt of notices of redemptions, conversions, exchanges, calls, puts, subscription rights, and scrip certificates (“Corporate Action(s)”). Custodian need not monitor financial publications for notices of Corporate Actions and shall not be obligated to take any action unless actual notice has been received by Custodian at the offices of its Domestic Sub-Custodian. Custodian’s sole responsibility in this regard shall be to give such notices to Principal or Investment Manager, as the case may be, within a reasonable time after Custodian receives them. Custodian has no responsibility to respond or otherwise act with respect to any such notice unless and until Custodian has received timely and appropriate instructions from Principal or Manager. Principal or Manager is responsible to ensure all required documentation and funds are available to Custodian and its agents as required under the terms of the offer or by legal jurisdiction in order for Custodian and its agent to take action on behalf of Account.

10.2. Proxies. Custodian shall forward all proxies and accompanying material actually received by Custodian’s Domestic Sub-Custodian that are issued by any company whose securities are held in the Account to Manager or Principal, as directed. Principal and Manager acknowledge that proxy services are limited in foreign markets and Custodian’s sole responsibility with respect to such proxy materials will be to forward the proxy and accompanying material received by Custodian’s Domestic Sub-Custodian to Principal or Manager. Custodian shall have no duty to translate or retain any material received unless required to do so by law.

© Union Bank, N.A. (2012_0701)	Page 8 of 24

[Type text]	EXHIBIT (g)(1)

10.3. Corporate Literature. Custodian shall have no duty to forward or to retain any other corporate material received by Custodian for the Account unless required to do so by law. Custodian shall have no duty to translate or retain any material received from its Global Sub-Agent Network unless required to do so by law.

10.4. Disclosure to Issuers of Securities. Unless Principal directs Custodian in writing to the contrary, Principal agrees that Custodian or its Domestic Sub-Custodian or its Sub-Agents may disclose the name and address of the party with the authority to vote the proxies of the Securities held in this Account as well as the number of shares held, to any issuer of said Securities or its agents upon the written request of such issuer or agent only to the extent required by applicable law. Principal acknowledges that Custodian or its Domestic Sub-Custodian or its Sub-Agents may be required under jurisdictional law to disclose to issuers beneficial owner information regardless of Principal’s instructions otherwise.

11. INSTRUCTIONS

11.1. Written. All instructions from Principal or Manager with respect to the Accounts must be from an authorized person and, except those instructions described in Paragraph 7, shall be in writing, and shall continue in force until changed by subsequent instructions. For purposes of this Paragraph 11, an authorized person means any of the persons duly authorized by the Board to give instructions on behalf of the Principal as set forth in a certificate along with any limitations on such Persons’ scope of authority, such certificate to be executed by the Secretary or Assistant Secretary of the Principal, as the same may be revised from time to time. Pending receipt of written authority, Custodian may in its absolute discretion at any time accept oral, faxed, wired and electronically transmitted instructions from Principal or Manager provided Custodian believes in good faith that the instructions are genuine. If oral instructions are received, Principal or Manager, as the case may be, shall promptly confirm such instructions in writing or by facsimile or other means permitted hereunder. Principal will hold Custodian harmless for the failure of Principal or Manager to send confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or Custodian’s failure to produce such confirmation at any subsequent time.

11.2. Reliance on Instructions. Except as otherwise provided herein, all instructions shall be in writing, and shall continue in force until changed by subsequent instructions. Pending receipt of written authority, Custodian may in its absolute discretion at any time accept oral, wired or electronically transmitted instructions from Principal or Manager provided Custodian reasonably believes in good faith that the instructions are genuine and from an appropriately authorized person of the Principal or Manager. Further, Custodian may assume that any written or oral instructions received hereunder are consistent with the provisions of organizational documents of the Principal or of any vote, resolution or proceeding of the Principal’s board of directors of the Principal’s shareholders, unless and until Custodian receives written instructions to the contrary.

12. RIGHT TO RECEIVE ADVICE

12.1. Advice of the Principal. If Custodian is in doubt as to any action it should or should not take under this Agreement, Custodian may request directions or advice, including oral instructions or written instructions, from the Principal.

12.2. Advice of Counsel. If Custodian shall be in doubt as to any question of law pertaining to any action it should or should not take, Custodian may request advice from counsel of its own choosing (who may be counsel for the Principal, the Investment Manager or Custodian, at the option of Custodian). Principal shall pay the reasonable cost of any counsel retained by Custodian with prior notice to Principal.

12.3. Conflicting Advice. In the event of a conflict between directions or advice or oral instructions or written instructions Custodian receives from the Principal, and the advice it receives from counsel, Custodian shall be entitled to rely upon and follow the advice of counsel.

12.4. Protection of Custodian. Custodian shall be indemnified by Principal and without liability for any action Custodian takes or does not take in reliance upon directions or advice or oral instructions or written instructions Custodian receives from or on behalf of the Principal, or from counsel and which Custodian believes, in good faith, to be consistent with those directions or advice or oral instructions or written instructions. Nothing in this paragraph shall be construed so as to impose an obligation upon Custodian (i) to seek such directions or advice or oral instructions or written instructions, or (ii) to act in accordance with such directions or advice or oral instructions or written instructions.

© Union Bank, N.A. (2012_0701)	Page 9 of 24

[Type text]	EXHIBIT (g)(1)

13. ACCOUNTING AND REPORTING

13.1. Cost and Nominal Value. Principal agrees to furnish Custodian with the income tax cost basis and dates of acquisition of all Securities held in the Account to be carried on its records. If Principal does not furnish such information within a commercially reasonable time frame, Custodian shall carry the Securities at any such nominal value it determines, such value to be for bookkeeping purposes only. All statements and reporting of any matters requiring this information will use this nominal value. Custodian shall have no duty to verify the accuracy of the cost basis and dates of acquisition furnished by Principal. Securities purchased in the Account shall be carried at cost.

13.2. Valuations. To the extent that Custodian has agreed to provide pricing or other information services, Custodian is authorized to utilize any vendor (including brokers and dealers of Securities and pricing services embedded in Custodian’s securities processing or accounting systems) reasonably believed by Custodian to be reliable to provide such information. Principal understands that certain pricing information with respect to complex financial instruments including, without limitation, derivatives, may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may or may not be material. Where pricing vendors used by Custodian do not provide information for Securities, Principal or authorized party may advise Custodian regarding the fair market value of, or provide other information with respect to, such held Securities. If Principal or Manager does not provide such information, Custodian shall use the cost or nominal value for such Securities, solely for administrative convenience. Custodian shall not be liable for any loss, damage or expense incurred as a result of errors or omissions with respect to any pricing or other information utilized by Custodian hereunder and shall have no responsibility or duty to ascertain or authenticate the value of pricing applied to any such Security.

13.3. Activity Reports. Custodian shall provide access to Principal and Manager and other persons authorized by Principal to access advices of securities transactions and other information regarding the Account by means of Custodian’s online system.

13.4. Statements. Custodian shall provide Principal and Manager Account statements and other reports periodically via paper delivery or electronically by means of the Custodian’s online system or as otherwise as agreed to by Principal and Custodian showing all income and principal transactions and cash positions, and a list of securities. Principal may approve or disapprove any such statement within thirty (30) days of its receipt, and, if no written objections are received within the thirty (30) day period, such statement of Account shall be deemed approved.

Principal acknowledges and agrees that if Custodian’s online system is selected, paper statements will be provided only upon request and that the Custodian’s online statements, trade confirms and related online communications satisfy all of Custodian’s existing legal and contractual obligations to provide statements, reports and confirmations with respect to the account. Printed trade confirmations for trades effected by the Custodian will be available upon request and at no additional cost. Principal and Manager may request printed trade confirmations for other securities transactions form the broker through which they direct such trades.

14. USE OF OTHER BANK SERVICES

14.1. HighMark Mutual Funds. Principal or Manager may direct Custodian to invest available funds in the HighMark® Funds mutual funds for cash management purposes; the HighMark Funds are advised by an affiliate of Custodian and Custodian may also act as custodian and provide other services to the Funds.. Principal or Manager shall designate the particular HighMark Fund that Principal or Manager deems appropriate for the Account. Principal hereby acknowledges that Custodian will receive fees for such services in addition to those fees charged by Custodian as agent for the Principal’s custody Account.

14.2. Other Fund Investments. Principal or Manager may invest in third party mutual funds, for which the Custodian or its affiliates may provide shareholder, recordkeeping or other services. Principal hereby acknowledges that Custodian or its affiliates may receive fees for such services in addition to those fees charged by Custodian under this Agreement.

14.3. Foreign Exchange. Custodian makes available to Principal or Manager foreign exchange services directly with Custodian or through Custodian’s Domestic Sub-Custodian to convert currencies in conjunction with transactions in the Principal’s Account under direction provided in Appendix B, as amended from time to time. Principal acknowledges that Custodian is the counterparty with respect to foreign exchange transactions provided under the Standing Instructions Defined Spread Service (Defined Spread Service) with Custodian’s Domestic Sub-Custodian and are subject to Paragraph 9 of this Agreement.

© Union Bank, N.A. (2012_0701)	Page 10 of 24

[Type text]	EXHIBIT (g)(1)

14.3.1. Standing Instructions Defined Spread Service. Foreign currency exchanges offered under the Defined Spread Service are directed to Union Bank’s Domestic Sub-Custodian or, for markets with currency restrictions, to the local market Sub-Agent. Both services may be amended from time to time.

14.3.2. Direct with Union Bank’s Global Capital Markets. Principal or Manager may elect to have foreign currency exchanges provided under separate agreement with Union Bank’s Global Capital Markets and performed in accordance with Union Bank’s Foreign Exchange Agreement.

Principal acknowledges that (a) Principal or Manager is not obligated to effect foreign currency exchange with Custodian or Custodian’s Domestic Sub-Custodian, (b) Custodian will make available the relevant data so that Principal or Manager, as the case may be, can independently monitor foreign exchange activities, and (c) Custodian will receive benefits for such foreign currency transactions as defined in Section 14.3.2 which are in addition to the compensation which Custodian receives for administering the Account.

14.4. Interest Bearing Deposits. Principal or Manager may direct that assets of the Account be invested in deposits with Union Bank or Domestic Sub-Custodian as a sweep vehicle or other deposit held in Custodian’s name for the benefit of its clients. Such deposits are covered by FDIC insurance up to the designated value in effect for each beneficial owner.

14.5. Other Transaction Services. Principal or Manager may direct Custodian to utilize for the Account other services or facilities provided by Custodian, its subsidiaries or affiliates. Such services may include, but are not be limited to the placing of orders for the purchase or sale of units or shares of any registered investment company, including such registered investment company to which Custodian, UnionBanCal Corporation, or their subsidiaries or affiliates, manage, provide investment advice, act as custodian or provide other services.

14.6. Credit Facilities. Custodian may, in accordance with its commercial lending practices, enter into a credit facility with Principal for use with the operation of the Account. Such credit facility will be agreed to under separate agreement and subject to the terms and conditions, therein. Principal acknowledges that any such credit facility is subject to the lien provisions of Paragraph 9.2 of this Agreement.

15. CUSTODIAN’S RESPONSIBILITIES AND LIABILITIES

15.1. Standard of Care. In performing the responsibilities delegated to it under this Agreement, the Custodian agrees to exercise reasonable care, prudence and diligence and shall not be liable for any damages arising out of the Custodian’s performance of or failure to perform its duties under this Agreement except to the extent that damages arise directly out of the Custodian’s willful misfeasance, bad faith, gross negligence or otherwise from a material breach of the Custodian’s standard of care under this Agreement.

15.2. Investment Authority. The parties intend that Custodian shall not be considered a fiduciary of the Account.

15.3. Insurance and Force Majeure. Without limiting the generality of Paragraph 14.1 or of any other provision of this Agreement, the Custodian shall not be liable so long as and to the extent that it exercises reasonable care, for any defect in the title, validity or genuineness of any Security or in the evidence of title thereto received by it or delivered by it pursuant to this Agreement. In addition, Custodian (i) shall not be required to maintain any special insurance for the benefit of Principal, and (ii) shall not be liable or responsible for any loss, damage, expense, failure to perform or delay caused by accidents, strikes, fire, flood, war, riot, electrical or mechanical or communication line or facility failures, acts of third parties (including without limitation any messenger, telephone or delivery service), acts of God, war, government action, civil commotion, fire, earthquake, or other casualty or disaster or any other cause or causes which are beyond Custodian’s reasonable control. However, Custodian shall use reasonable efforts to replace Securities lost or damaged due to such causes with securities of the same class and issue with all rights and privileges pertaining thereto. Custodian shall be liable to Principal for any loss which shall occur as the result of the failure of a Sub-Custodian to exercise reasonable care with respect to the safekeeping of assets to the same extent that Custodian would be liable to Principal if Custodian were holding such securities and cash in its own premises.

© Union Bank, N.A. (2012_0701)	Page 11 of 24

[Type text]	EXHIBIT (g)(1)

15.4. Legal Proceedings

15.4.1. Custodian shall not be required to appear in or defend any legal proceedings with respect to the Account or the Securities unless Custodian has been indemnified to its reasonable satisfaction against loss and expense (including reasonable attorneys’ fees).

15.4.2. With respect to legal proceedings Custodian may consult with counsel acceptable to it after written notification to Principal concerning its duties and responsibilities under this Agreement, and shall not be liable for any action taken or not taken in good faith on the advice of such counsel.

15.4.3. To the extent permissible by law or regulation and upon Principal’s request, the Principal shall be subrogated to the rights of the Custodian with respect to any claim for any loss, damage or claim suffered by Principal, in each case to the extent that the Custodian fails to pursue any such claim or Principal is not made whole in respect of such loss, damage or claim.

16. INDEMNITIES AND LIMITATION OF LIABILITY

16.1. In addition to the indemnification provisions contained in this Agreement, and except as provided below, Principal agrees to indemnify and hold harmless Custodian and its affiliates providing services under this Agreement, including their respective officers, directors, agents and employees from all taxes, charges, expenses, assessments, claims and liabilities including, without limitation, reasonable attorneys’ fees and disbursements and liabilities (“Claims”) arising directly or indirectly from any action or omission to act which Custodian takes in connection with the provision of services to Principal. Neither Custodian, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by Custodian’s or its affiliates’ own willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of Custodian’s or its affiliates’ activities under this Agreement.

16.2. Custodian agrees to indemnify and hold harmless the Principal and its affiliates, including their respective directors, officers, employees, and agentsfrom all taxes, charges, expenses, assessments, claims and liabilities including, without limitation, reasonable attorneys’ fees and disbursements and liabilities (“Claims”) arising directly from Custodian’s or its affiliates’ own willful misfeasance, bad faith, gross negligence or otherwise from a material breach of Custodian’s or its affiliates’ standard of care under this Agreement.” The provisions of this Paragraph 16 shall survive termination of this Agreement.

17. COMPENSATION AND OTHER CHARGES

17.1. Compensation. Principal shall pay Custodian compensation on behalf of the each applicable Portfolio for its services hereunder as specified in Appendix C and as amended from time to time. Fees shall accrue and be taken in arrears as specified on the active fee schedule and charged to the Account unless Principal has requested that it be billed directly. However, any fees not paid within 60 days of billing will be charged to the Account.

17.2. Expenses. Principal shall reimburse Custodian by debiting the Account of the applicable Portfolio only for all reasonable out-of-pocket expenses and processing costs incurred by Custodian and Global Sub-Custodian Network in the administration of the Account including, without limitation, reasonable counsel fees incurred by Custodian pursuant to Subparagraph 12.2 of this Agreement.

18. AMENDMENT AND TERMINATION

18.1. Amendment. This Agreement may be amended at any time by a written instrument signed by the parties or by Custodian immediately upon notice to Principal if required by applicable law.

18.2. Termination. Custodian may terminate this Agreement immediately if Custodian, in its sole discretion, determines that (i) Principal failed to strictly comply with any provision of this Agreement; (ii) any representation, warranty or covenant of the other party in this Agreement is false or misleading. Any such termination shall not constitute a waiver of any other rights that the Custodian may have under this Agreement.

In addition, either party may terminate this Agreement and the Account upon 90 days’ written notice. Upon such termination, Custodian shall deliver or cause to be delivered the Securities, less any amounts due and owing to Custodian

© Union Bank, N.A. (2012_0701)	Page 12 of 24

[Type text]	EXHIBIT (g)(1)

under this Agreement, to a successor custodian designated by Principal or, if a successor custodian has not accepted an appointment by the effective date of termination of the Account, to Principal. Upon completion of such delivery Custodian shall be discharged of any further liability or responsibility with respect to the Securities so delivered. In the event that Securities or other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of Principal to provide proper instructions, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect. In the event that no proper instructions designating a successor custodian or alternative arrangements shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the Act of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all Securities held by the Custodian on behalf of Principal and all instruments held by the Custodian relative thereto held by it under this Agreement on behalf of Principal, and to transfer to an account of such successor custodian all of the Securities held in an Account. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement. All expenses associated with the transfer of custody hereunder upon termination hereof shall be borne by the Principal (except as may be specifically agreed in writing by the parties in relation to special arrangements).

19. SUCCESSORS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors in interest. This Agreement may not be assigned by either party, nor may the duties of either party hereunder be delegated, without the prior written consent of the other party.

20. GOVERNING LAW

The validity, construction, and administration of this Agreement shall be governed by the applicable laws of the United States from time to time in force and effect and, to the extent not preempted by such laws of the United States, by the laws of the State of California from time to time in force and effect. In the event of a conflict between applicable laws of the State of California, or any provision herein, and the Act, the Act shall control. Any action or proceeding to enforce, interpret or adjudicate the rights and responsibilities of the parties hereunder shall be commenced in the State or Federal courts located in the State of California.

21. NOTICES

Except as otherwise specified herein, all notices, requests, demands and other communications under this Agreement shall be signed and in writing and shall be deemed as having been duly given on the date of service, if served personally on the party to whom notice is to be given, or on the fifth (5) day after mailing, if mailed to the party to whom notice is to be given and properly addressed as follows:

If to Principal:

Name: ALPS Series Trust

Street Address: 1290 Broadway, Suite 1100

City, State, Zip: Denver, Colorado 80203

Attn: General Counsel

Telephone: (303) 623-2577

Facsimile: (303) 623-7850

If to Custodian:

Union Bank, N.A.

Institutional Custody Services

350 California Street, 6th Floor

San Francisco, California 94104

Attn: Margaret Bond, Vice President

Facsimile: Email: ITCS_Funds_1@unionbank.com or margaret.bond@unionbank.com

© Union Bank, N.A. (2012_0701)	Page 13 of 24

[Type text]	EXHIBIT (g)(1)

This agreement and any amendment, notice or other document required to be signed and in writing under this Agreement may be delivered by personal service or U.S first class mail postage prepaid or via fax, email with an imaged or scanned attachment (such as a .PDF), or similar electronic transmission with electronic signature through Union Bank’s online secure messaging service pursuant to security protocols established and agreed by the parties, unless otherwise specified herein. Signatures delivered via fax, email, or similar electronic transmission shall be effective as original signatures in binding the parties and shall be effective upon receipt.

Periodic communications related to foreign currencies and global market updates will be available to authorized parties through Union Bank’s online secure messaging service.

22. CONFIDENTIALITY

All non-public information and advice furnished by either party to the other shall be treated as confidential and will not be disclosed to third parties unless required by law, except that Union Bank may disclose (a) the identity of Client as a client or client reference of Union Bank; (b) any information to any government regulator of Union Bank or the Affiliated Entities to the extent required by applicable law, regulation or governmental order.

23. EFFECTIVE DATE

This Agreement shall be effective as of the date appearing below, and shall supersede any prior or existing agreements between the parties pertaining to the subject matter hereof.

24. COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and all exhibits, appendices, attachments and amendments hereto may be reproduced by any reasonable means. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

25. MISCELLANEOUS

Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

BY PRINCIPAL:		ACCEPTED: Union Bank, N.A.

By:	/s/ JoEllen L. Legg	By:	/s/ Theresa Moore
Name and Title: JoEllen L. Legg, Secretary		Name and Title: Theresa Moore, Vice President
Date: November 29, 2012		Date:	November 30, 2012

By:	/s/ Jennell Panella	By:	/s/ Margaret Bond
Name and Title: Jennell Panella, Asst. Treasurer		Name and Title: Margaret Bond, Vice President
Date: November 29, 2012		Date: November 30, 2012

© Union Bank, N.A. (2012_0701)	Page 14 of 24

[Type text]	EXHIBIT (g)(1)

Schedule I

to the

Custodian Agreement

by and between

ALPS Series Trust

and

UNION BANK, N.A.

November 29, 2012

NAMES OF FUNDS

Cognios Market Neutral Large Cap Fund

By: ALPS Series Trust	By: Union Bank, N.A., “Custodian”

/s/ JoEllen L. Legg	/s/ Theresa A. Moore
Authorized Signature	Authorized Signature

JoEllen L. Legg, Secretary	Theresa A. Moore, VP
Name & Title	Name & Title

11-29-12	11-30-12
Date	Date

© Union Bank, N.A. (2012_0701)	Page 15 of 24

[Type text]	EXHIBIT (g)(1)

APPENDIX A: List of Countries, Eligible Foreign Custodians and Eligible Securities Depositories

☐  No Change    ☐  New Market    ☐  New Sub-Custodian

COUNTRY/ MARKET	SUB-CUSTODIAN	DEPOSITORY	COMPULSORY DEPOSITORY	FOREIGN/ EMERGING MARKET	SETTLEMENT STANDARD
Argentina	Citibank N.A. Buenos Aires	Caja de Valores Sociedad Anonima (CVSA) Central de Registration y Liquidacion (CRYL)	No	Emerging	Actual

Australia	National Australia Bank	Government Debt: The Reserve Bank Information and Transfer System Corporate and Government Bond: Austraclear Equities: Clearing House Electronic Sub-register System	Yes	Foreign	Contractual

Austria	UniCredit Bank Austria AG	Wertpapiersammelbank bei der Oesterreichischi Kontrollbank AG	Yes	Foreign	Contractual

Bahrain	HSBC , Manama	Bahrain Stock Exchange	Yes	Emerging	Actual

Bangladesh	Standard Chartered Bank	Central Depository Bangladesh Limited	No	Emerging	Actual

Belgium	Citbank International Plc	Government Instruments: Banque Nationale de Belgique Equities and Corporate Debt: Euroclear Belgium	Yes	Foreign	Actual

Benin	Société Générale de Banques en Côte d’Ivoire	Dépositaire Central/Banque de Règlement (DCBR)	Yes	Emerging	Actual

Bermuda	HSBC Bank of Bermuda	Bermuda Securities Depository Limited (BSD)	Yes	Emerging	Actual

Bostwana	Stanbic Bank Botswana Ltd.	Bank of Botswana	No	Emerging	Actual

Brazil	Citibank	Equities: Camara de Liquidacao e Custodia Government Bonds: Sistema Especial de Liquidacao e Custodia Other Fixed Income: Camara de Liquidacao e Custodia	Yes	Emerging	Actual

Bulgaria	ING Bank NV	Bulgarian National Bank (BNB) Bulgaria Central Depository (CDAD	Yes	Emerging	Actual

Burkina Faso	Société Générale de Banques en Côte d’Ivoire	Dépositaire Central/Banque de Règlement (DCBR)	No	Emerging	Actual

Canada	Canadian Imperial Bank of Commerce Mellon	The Canadian Depository for Securities Limited	Yes	Foreign	Contractual

© Union Bank, N.A. (2012_0701)	Page 16 of 24

[Type text]	EXHIBIT (g)(1)

COUNTRY/ MARKET	SUB-CUSTODIAN	DEPOSITORY	COMPULSORY DEPOSITORY	FOREIGN/ EMERGING MARKET	SETTLEMENT STANDARD
Cayman Islands	The Bank of New York	None		Emerging

Channel Islands	The Bank of New York	None		Emerging

Chile	Banco Itaú S.A.	Deposito Central de Valores	No	Emerging	Actual

China	HSBC	The China Securities Depository and Clearing Corporation Limited (CSDCC)	Yes	Emerging	Actual

Colombia	Cititrust SA	Government Bonds: Deposito Central de Valores Equities and Other Fixed Income: Deposito Centralizado de Valores	No	Emerging	Actual

Costa Rica	Banco BCT	Central de Valores SA	Yes	Emerging	Actual

Croatia	Privredna Banka Zagreb	Securieties Depository Agency (SDA)	Yes	Emerging	Actual

Cyprus	BNP Paribas	Equities: Central Securities Depository (in Greece)	Yes	Emerging	Actual

Czech Republic	ING Bank N.V.	Government Bonds: Registracni Centrum Ceske Narodni Banky Equities and Other Fixed Income: Stredisko Cennych Papiru	Yes	Emerging	Actual

Denmark	Danske Bank A/S	The Danish Securities Centre	No	Foreign	Contractual

Ecuador	Banco de la Produccion SA	Deposito Centralizado de Compensacion y Liquidacion de Valores (DECEVAL) SA	No	Emerging	Actual

Egypt	HSBC	Misr Company for Clearing, Settlement and Depository	Yes	Emerging	Actual

Estonia	SEBanken	Central Securities Depository Limited	Yes	Emerging	Actual

Euroclear	Euroclear Bank	Not Applicable	N/A	Foreign	Contractual

Finland	SEBanken Finland	Finnish Central Depository Limited	Yes	Foreign	Actual

France	BNP Paribas Securities Services	Euroclear France	Yes	Foreign	Contractual

Germany	BNY Mellon Asset Servicing GmbH	Clearstream Banking Frankfurt	Yes	Foreign	Contractual

Ghana	Central Securities Depository (Ghana) Limited	Equities: Ghana Securities Depository Company Government Debt: Bank of Ghana	Yes	Emerging	Actual

Greece	BNP Paribas	Equities: Central Securities Depository Government Instruments: Bank of Greece	Yes	Emerging	Actual

© Union Bank, N.A. (2012_0701)	Page 17 of 24

[Type text]	EXHIBIT (g)(1)

COUNTRY/ MARKET	SUB-CUSTODIAN	DEPOSITORY	COMPULSORY DEPOSITORY	FOREIGN/ EMERGING MARKET	SETTLEMENT STANDARD
Guinea Bissau	Société Générale de Banques en Côte d’Ivoire	Dépositaire Central/Banque de Règlement (DCBR)	Yes	Emerging	Actual

Hong Kong	HSBC	Government Instruments: Hong Kong Monetary Authority Equities and Corporate Debt: Hong Kong Securities Clearing Company Limited	Yes	Foreign	Contractual

Hungary	ING	Central Depository and Clearing House Ltd.	Yes	Emerging	Actual

Iceland	NBI hf	Icelandic Securities Depository Limited	Yes	Emerging	Actual

Iceland	Islandsbanki HF	Icelandic Securities Depository Limited	Yes	Emerging	Actual

India	Deutsche Bank AG

Government Bonds: The Public Debt Office

Equities and Corporate Bonds: National Securities Depository Ltd.

Equities and Corporate Bonds: Bombay Stock Exchange Clearing House

Equities and Corporate Bonds: National Stock Exchange Clearing House

			Yes	Emerging	Actual

Indonesia	HSBC Jakarta	PT. Kustodian Sentral Efek Indonesia	Yes	Emerging	Actual

Ireland	The Bank of New York Mellon	Euroclear UK	Yes	Foreign	Contractual

Israel	Bank Hapoalim	Tel Aviv Stock Exchange Clearing House Ltd	No	Emerging	Actual

Italy	Intesa Sanpaolo S.p.A.	Monte Titoli	Yes	Foreign	Contractual

Ivory Coast	Société Générale de Banques en Côte d’Ivoire	Dépositaire Central/Banque de Règlement (DCBR)	Yes	Emerging	Actual

Japan	The Bank of Tokyo Mitsubishi UFJ, Limited	Government Instruments: Bank of Japan Equities and Corporate Bonds: Japan Securities Depository Center	Yes	Foreign	Contractual

Jordan	HSBC Bank Jordan	Securities Depository Centre	Yes	Emerging	Actual

Kazakhstan	HSBC Kazakhstan	Central Depository of Securities (CDS)	Yes	Emerging	Actual

Kenya	CFC Stanbic Bank Ltd	The Central Bank of Kenya	Yes	Emerging	Actual

Korea (Republic of)	HSBC Seoul	Korean Securities Depository	Yes	Emerging	Actual

© Union Bank, N.A. (2012_0701)	Page 18 of 24

[Type text]	EXHIBIT (g)(1)

COUNTRY/ MARKET	SUB-CUSTODIAN	DEPOSITORY	COMPULSORY DEPOSITORY	FOREIGN/ EMERGING MARKET	SETTLEMENT STANDARD
Kuwait	HSBC Bank Middle East Ltd	Kuwait Clearing Company Central Bank of Kuwait	No	Emerging	Actual

Latvia	AS SEB Banka	Central Securities Depository	Yes	Emerging	Actual

Lebanon	HSBC Beirut	Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) Banque du Liban, BDL (Central Bank of Lebanon)	Yes	Emerging	Actual

Lithuania	AB SEB Bankas	Central Securities Depository of Lithuania	Yes	Emerging	Actual

Luxembourg	Banque et Caisse d’Epargne de l’Etat	Clearstream Banking SA Luxembourg	No	Foreign	Contractual

Luxembourg	Euroclear Bank SA	Clearstream Banking SA Luxembourg	No	Foreign	Contractual

Malawi	Standard Bank Malawi	None	N/A	Emerging	Actual

Malaysia	HSBC Malayan Banking Berhard	Government Bonds: Bank Nagara Malaysia Equities and Other Fixed Income: Malaysian Central Depository	Yes	Emerging	Actual

Mali	Société Générale de Banques en Côte d’Ivoire	Dépositaire Central/Banque de Règlement (DCBR)	Yes	Emerging	Actual

Malta	HSBC Bank Malta p.l.c.	Central Securities Depository	Yes	Emerging	Actual

Mauritius	HSBC, Port Louis	The Central Depository and Settlement Company Ltd (CDS) The Bank of Mauritius	Yes	Emerging	Actual

Mexico	Banco National de Mexico S.A. (a subsidiary of Citicorp)	Instituto Para el Deposito de Valores (INDEVAL S.A.)	Yes	Emerging	Actual

Morocco	Citibank Maghreb	Maroclear	Yes	Emerging	Actual

Namibia	Standard Bank Namibia Ltd	None	N/A	Emerging	Actual

Netherlands	BNY Mellon Asset Servicing B.V.	Euroclear Nederlands	Yes	Foreign	Contractual

New Zealand	National Nominees (a subsidiary of National Australia Bank Ltd)	New Zealand Central Securities Depository Ltd (NZCSD) Reserve Bank of New Zealand	Yes	Foreign	Contractual

Niger	Société Générale de Banques en Côte d’Ivoire	Dépositaire Central/Banque de Règlement (DCBR)	Yes	Emerging	Actual

Nigeria	Stanbic IBTC Bank Plc	Central Securities Clearing System Ltd (CSCS)	Yes	Emerging	Actual

Norway	DnB Bank ASA	Verdipapirsentralen	Yes	Foreign	Contractual

© Union Bank, N.A. (2012_0701)	Page 19 of 24

[Type text]	EXHIBIT (g)(1)

COUNTRY/ MARKET	SUB-CUSTODIAN	DEPOSITORY	COMPULSORY DEPOSITORY	FOREIGN/ EMERGING MARKET	SETTLEMENT STANDARD
Oman	HSBC Bank Oman S.A.O.G.	Muscat Clearing and Depository (MCD)	Yes	Emerging	Actual

Pakistan	Deutsche Bank AG	Government Instruments: State Bank of Pakistan Equities and Other Fixed Income: Central Depository Company of Pakistan Ltd.	No	Emerging	Actual

Palestinian Autonomous Area	HSBC Bank Middle East Ltd	The Clearing, Depository and Settlement Department (CDS), a department of the Palestine Securities Exchange Ltd	No	Emerging	Actual

Peru	Citibank	CAVALI	Yes	Emerging	Actual

Philippines	HSBC Manila	Equities: Philippine Central Depository Government Bonds: Bangko Sentral ng Philippines Other Government Instruments: Bureau of Treasury	Yes	Emerging	Actual

Poland	ING Bank Slaski	Government Bonds: National Bank of Poland Equities and Other Fixed Income: National Depository of Securities	Yes	Emerging	Actual

Portugal	Citibank Int’l Plc	Central de Valores Mobiliarios	No	Foreign	Contractual

Qatar	HSBC Bank Middle East Ltd	Central Registry Dept	Yes	Emerging	Actual

Romania	ING Bank N.V.	Equities: Central Clearing and Depository Company (RASDAQ trades) Government Bonds: National Bank of Romania	Yes	Emerging	Actual

Russia	ZAO Citibank	Government Bonds: Rosvneshtorgbank Equities, GKO’s and OFZ’s: National Depository Center and the Depository Clearing Company	No	Emerging	Actual

Saudi Arabia	SABB Securities Ltd	Tadawul Securities Depository Centre Saudi Arabian Monetary Agency	No	Emerging	Actual

Senegal	Société Générale de Banques en Côte d’Ivoire	Dépositaire Central/Banque de Règlement (DCBR)	Yes	Emerging	Actual

Serbia	Bank Austria Creditanstalt AG	Central Depository and Clearing Registrar	Yes	Emerging	Actual

Singapore	DBS Bank	Central Depository (PTE) Limited	Yes	Foreign	Contractual

Slovakia	ING Bank	Treasury Bills: Registration Center of the National Bank of Slovakia Equities and Government Bonds: Stredisko Cennych Papierov	Yes	Emerging	Actual

Slovenia	Bank Austria A.G. Ljubljana	Central Securities Clearing Corporation	Yes	Emerging	Actual

© Union Bank, N.A. (2012_0701)	Page 20 of 24

[Type text]	EXHIBIT (g)(1)

COUNTRY/ MARKET	SUB-CUSTODIAN	DEPOSITORY	COMPULSORY DEPOSITORY	FOREIGN/ EMERGING MARKET	SETTLEMENT STANDARD
South Africa	Standard Bank of South Africa	Shares Transactions Totally Electronic (STRATE)	Yes	Foreign	Contractual

Spain	Santander Investment Services S.A.	Government Bonds: Bank of Spain Equities and Corporate Debt: Servico de Compensacion y Liquidacion de Valores	Yes	Foreign	Contractual

Sri Lanka	HSBC Colombo	Central Depository System	Yes	Emerging	Actual

Swaziland	Standard Bank Swaziland Ltd	None	N/A	Emerging	Actual

Sweden	SEBanken	Vardepapperscentralen	Yes	Foreign	Contractual

Switzerland	UBS AG	SegaIntersettle AG	No	Foreign	Contractual

Taiwan	Standard Chartered Bank or HSBC Ltd	Taiwan Securities Central Depository Company Ltd.	Yes	Emerging	Actual

Thailand	HSBC Bangkok	Thailand Securities Depository Company Ltd.	No	Emerging	Actual

Togo	Société Générale de Banques en Côte d’Ivoire	Dépositaire Central/Banque de Règlement (DCBR)	Yes	Emerging	Actual

Trinidad & Tobago	The Republic Bank Ltd	Trinidad & Tobago Central Depository		Emerging	Actual

Tunisia	Banque Internationale Arabe de Tunisie	Societe Interprofessionel le pour la Compensation et le Depot des Valeurs Mobilieres (STICODEVAM)	Yes	Emerging	Actual

Turkey	Deutsche Bank A.S.	Government Bonds: Central Bank of Turkey Equities and Other Fixed Income: Central Registry Agency	Yes	Emerging	Actual

Uganda	Stanbic BankUganda Ltd	Government Debt: Bank of Uganda Equities: Securities Central Depository (under conversion)	Yes No	Emerging	Actual

Ukraine	ING Bank Ukraine	Equities and Corporate Bonds: Inter-Regional Securities Union Government Securities: National Bank of Ukraine	Yes	Emerging	Actual

United Arab Emirates	HSBC Bank Middle East	Dubai Financial Market Abu Dhabi Securities Exchange	Yes	Emerging	Actual

United Kingdom	The Bank of New York Mellon	Euroclear UK	Yes	Foreign	Contractual

United States	The Bank of New York Mellon	Equities and Fixed Income: The Depository Trust Company (DTC) Equities: Citibank N.A. Government Bonds: Federal Reserve Bank	Yes	N/A	Contractual

Uruguay	Banco Itau Uruguay S.A.	Banco Central del Uruguay (BCU) ABN Amro – Agency Bolsa de Valores	No	Emerging	Actual

© Union Bank, N.A. (2012_0701)	Page 21 of 24

[Type text]	EXHIBIT (g)(1)

COUNTRY/ MARKET	SUB-CUSTODIAN	DEPOSITORY	COMPULSORY DEPOSITORY	FOREIGN/ EMERGING MARKET	SETTLEMENT STANDARD
Venezuela	Citibank	Equities, Corporate and Government Debt: Caja Venezolana de Valores S.A.	No	Emerging	Actual

Vietnam	HSBC	Vietnam Securities Depository	Yes	Emerging	Actual

Zambia	Stanbic Bank Zambia Ltd	LuSE Central Securities Depository	Yes	Emerging	Actual

Zimbabwe	Barclays Bank of Zimbabwe Ltd	None	N/A	Emerging	Actual

*	Bermuda is available for settlement and safekeeping; however, additional documentation may be required.

© Union Bank, N.A. (2012_0701)	Page 22 of 24

[Type text]	EXHIBIT (g)(1)

INSTITUTIONAL	New account set-up
CUSTODY SERVICES	Free receipt of assets transferring into Union Bank
Asset safekeeping
Trade settlements
Income collections
Capital changes and proxy processing
All wire transfers and disbursements
Cash control of shareholder transactions
Daily reconcilement with fund accountant
NSCC clearing available
Daily cash sweep
Account statement – Holdings and Transactions
Dedicated relationship manager assigned to your account
Account access to Online Trust & Custody

ANNUAL	$0-$500 Million	1 basis point per annum*
ADMINISTRATION FEE	$500 Million and above	.75 bps
	Physical Securities/Private Placements	5 bps

ITEMIZED FEES	Transaction Fee
	Depository Eligible	Waived
	Depository Ineligible	$10
	Options	$10
	Principal paydown	$3
	Disbursements – Wires/Checks	$10

MINIMUM ANNUAL AGGREGATE FEE	Initial Account	$5,000 (Assessed monthly)
	Tri-Party and sub-accounts	$2,500**

	Out-of-Pocket Expenses	As incurred
	Class Action Fee Service	6% of recovered fees

All other fees are included in the Annual Administration Fee. Fees for foreign securities, foreign exchange transactions, international wires and non-standard services are quoted separately.

DISCLOSURES	Market value used for fee calculations on fee invoices may differ slightly from market values on client statements due to posting of accruals, late pricing of securities, and/or other timing issues.

A transaction is defined as any activity affecting assets including purchases, sales, tender offers, stock dividends, free deliveries, maturities, exchanges, redemptions, etc. Union Bank retains the right to charge special fees for extraordinary services not covered in this fee schedule.

You may be assessed an overdraft charge for any negative balance in your account, provided such advance or overdraft is not related to Bank errors or omissions. Current overdraft charges are at the Bank’s prevailing rate per annum for the amount and number of days any negative balance exists in your account. This rate may be subject to change upon notification. Please see your account Agreement for additional information.

Fees are invoiced monthly unless otherwise agreed. This fee schedule is subject to change upon thirty (30) days written notice.

* Includes cash sweep
** Requires a separate fee schedule

ACKNOWLEDGMENT	ALPS Series Trust
Client Name

	/s/ JoEllen L. Legg	11-29-12
	Authorized Client Representative	Date

© Union Bank, N.A. (2012_0701)	Page 23 of 24

[Type text]	EXHIBIT (g)(1)

/s/ Theresa A. Moore	11-30-12
Union Bank Representative	Date

© Union Bank, N.A. (2012_0701)	Page 24 of 24